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                                                                    Exhibit 99.1


              LETTER OF ELECTION AND INSTRUCTIONS TO BROKER OR BANK

      With respect to the Exchange Offer Regarding the 11% Senior Discount

       Notes due 2014 issued by Town Sports International Holdings, Inc.

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME,

                               ON         , 2004

                 ----------------------------------------------

To My Broker or Account Representative:

     I, the undersigned, hereby acknowledge receipt of the Prospectus, dated , 2004 (the "Prospectus") of Town Sports International Holdings, Inc., a Delaware corporation (the "Company") with respect to the Company's exchange offer set forth therein (the "Exchange Offer").

     This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the Company's 11% Senior Discount Notes due 2014 (the "Old Notes") held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$___________ of the Old Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

_____ TO TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF OLD NOTES TO BE TENDERED, IF
ANY):$___________

_____ NOT TO TENDER any Old Notes held by you for the account of the undersigned.
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     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, the undersigned hereby represents for the benefit of the Company that:

1. The undersigned or any other person acquiring the New Notes for the undersigned's Old Notes in the Exchange Offer is acquiring them in the ordinary course of business;

2. Neither the undersigned nor any other person acquiring New Notes in the Exchange Offer has an arrangement or understanding with any person to participate in the distribution of New Notes.

3. Neither the undersigned nor any other person acquiring New Notes in exchange for Old Notes is an "affiliate" as defined under Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"); and

If the undersigned or another person acquiring Old Notes for the undersigned's New Notes is a broker-dealer, and acquired the Old Notes as a result of market making activities or other trading activities, the undersigned represents that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended in connection with any for sale of such New Notes.

     The undersigned also authorizes you to:

     (1)  confirm that the undersigned has made such representations; and

     (2) take such other action as necessary under the Prospectus to effect the valid tender of such Old Notes.

The undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer."



Name of beneficial owner(s):____________________________________________________

Signatures:_____________________________________________________________________

Name (please print):____________________________________________________________

Address:________________________________________________________________________

Telephone number:_______________________________________________________________

Taxpayer Identification or Social Security Number:______________________________

Date:___________________________________________________________________________


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